Exhibit 5.1

[LETTERHEAD OF BROWNSTEIN HYATT FARBER SCHRECK, LLP]
June 12, 2017
EchoStar Corporation
100 Inverness Terrace East
Englewood, Colorado 80112
Ladies and Gentlemen:
We have acted as local Nevada counsel to EchoStar Corporation, a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of (i) 8,000,000 shares (the “Incentive Plan Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”), issuable under the EchoStar Corporation 2017 Stock Incentive Plan (the “2017 Incentive Plan”), and (ii) 150,000 shares of Class A Common Stock (the “NED Plan Shares” and together with Incentive Plan Shares, the “Shares”) issuable under the EchoStar Corporation 2017 Non-Employee Director Stock Incentive Plan (the “2017 NED Plan” and together with the 2017 Incentive Plan, the “Plans”). This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuances of the Shares as contemplated by the Plans and as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner contemplated by each of the Plans and as presently proposed in the Registration Statement.
For purposes of issuing the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) each of the Plans, (iii) the articles of incorporation and bylaws of the Company, each as amended to date, and (iv) such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate. We have also obtained from officers, representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate for the purpose of issuing this opinion letter.
Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) each natural person executing any of the documents we reviewed has sufficient legal capacity to do so; (ii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (iii) all corporate records made available to us by the Company, and all public records and public filings we have reviewed, are accurate and complete; and (iv) after any issuance of Shares, the total number of issued and outstanding shares of Class A Common Stock, together with the total number of shares of Class A Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, including the Plans, will not exceed the total number of shares of Class A Common Stock then authorized under the Company’s articles of incorporation.
We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.
Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:
1.The Incentive Plan Shares have been duly authorized and, when and to the extent issued in accordance with all applicable terms and conditions set forth in the 2017 Incentive Plan, including payment in full to the Company of all consideration required therefor under the terms of the 2017 Incentive Plan, and as described in the Registration Statement, the Incentive Plan Shares will be validly issued, fully paid and non-assessable.
2.The NED Plan Shares have been duly authorized and, when and to the extent issued in accordance with all applicable terms and conditions set forth in the 2017 NED Plan, including payment in full to the Company of all consideration required therefor under the terms of the 2017 NED Plan, and as described in the Registration Statement, the NED Plan Shares will be validly issued, fully paid and non-assessable.
The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Brownstein Hyatt Farber Schreck, LLP